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                                                                    EXHIBIT 23.5


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-33422 of Quintus Corporation on Form S-4 of our report dated February 8, 1999, except as to Notes 4 and 11, for which the date is March 31, 1999, relating to the financial statements of Acuity Corp. appearing in this proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.




Austin, Texas
April 10, 2000